Portions of this exhibit marked [*] are requested to be treated confidentially.

EXECUTION VERSION

Exhibit 10.19.7

SEVENTH Amendment Agreement

This Seventh Amendment Agreement (this “Amendment”) is entered into this 29th day of March 2018, by and among BENEFITFOCUS, INC., a Delaware corporation (the “Parent”), BENEFITFOCUS.COM, INC., a South Carolina corporation (“Benefitfocus.com”), and BENEFITSTORE, INC., a South Carolina corporation (“BenefitStore”, and together with the Parent and Benefitfocus.com, each individually, a “Borrower”, and collectively, the “Borrowers”), the several banks and other financial institutions or entities party hereto (each a “Lender” and, collectively, the “Lenders”), and SILICON VALLEY BANK, as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).

Recitals

A.     The Borrowers, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of February 20, 2015, as amended pursuant to that certain First Amendment Agreement dated June 16, 2015, pursuant to that certain Second Amendment Agreement dated December 18, 2015, pursuant to that certain Third Amendment Agreement dated March 24, 2016, pursuant to that certain Fourth Amendment Agreement dated October 28, 2016, pursuant to that certain Fifth Amendment Agreement dated December 12, 2016 and pursuant to that certain Sixth Amendment Agreement dated April 26, 2017 (as amended and as the same may from time to time be further amended, modified, supplemented or restated, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers for the purposes permitted in the Credit Agreement.

B.     The Borrowers have requested and the Required Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement to account for Borrowers’ adoption of ASC 606.

Agreement

     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.     Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.

2.     Amendments to Loan Documents.

2.1     Amendments to Credit Agreement.

2.1.1.     Section 1.1 (Defined Terms).

(a)     The definition of “Consolidated EBITDA” is amended and restated in its entirety as follows:

““Consolidated EBITDA”: with respect to the Parent and its consolidated Subsidiaries for any trailing twelve month period for which a calculation is to be made under this Agreement, (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus (iii) provisions for taxes based on income, plus (iv) total depreciation expense, plus (v) total amortization expense, plus (vi) non-cash compensation expense, plus (vii) the fees, costs and expenses incurred in connection with this Agreement and the other Loan Documents and the transactions hereunder and thereunder, plus (viii) reasonable one-time fees, costs and expenses incurred in connection with a Permitted Acquisition or a successful offering or issuance of Capital Stock, in each case to the extent approved in writing by the Administrative Agent as an ‘add-back’ to Consolidated EBITDA, plus (ix) other non‑cash items reducing Consolidated Net Income (excluding any such non‑cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add back’ to Consolidated EBITDA, plus (x) any extraordinary or non-recurring losses, expenses or charges in connection with the transition to ASC 606 or otherwise not to exceed $2,000,000 in the aggregate for such trailing twelve month period (or such higher amounts as may be approved by the Required Lenders as an ‘add-back’ to Consolidated EBITDA), minus (b) the sum, without duplication of the amounts for such period of (i) other non‑cash items increasing Consolidated Net Income for such period (excluding any such non‑cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus (ii) interest income.”

(b)       The definition of “Recurring Revenue” is amended and restated in its entirety as follows:

“Recurring Revenue”: the Borrowers’ software services revenue and professional services revenue related to the Benefit Service Center business line as currently classified and presented in the Parent’s consolidated GAAP financial statements (e.g. monthly managed services, testing services, maintenance, license fees, video, voluntary benefits) that in each case meets all of the Borrowers’ representations and warranties set forth in the Loan Documents. Monthly revenue from the Benefitstore business line shall be calculated based on the average trailing twelve months period.

(c)     The following definitions are added in their appropriate alphabetical position:

“ASC 606”:  Accounting Standards Codification (ASC) Topic 606: Revenue from Contracts with Customers issued by the Financial Accounting Standards Board.

“Seventh Amendment”:  the Seventh Amendment Agreement by and among the Borrowers, the Lenders and the Administrative Agent, dated as of March 29, 2018.

“Seventh Amendment Effective Date”: as defined in the Seventh Amendment.

(d)     Section 7.1(b) of the Credit Agreement (Minimum Consolidated EBITDA) is hereby amended and restated as follows:

“Minimum Consolidated EBITDA.  Permit Consolidated EBITDA for any quarter specified below, as calculated on a trailing twelve (12) months basis, to be less than the correlative amount specified below:

Quarter Ending	Minimum Consolidated EBITDA for Applicable Trailing Twelve Month Period
March 31, 2018	$[ * ]
June 30, 2018	$[ * ]
September 30, 2018	$[ * ]
December 31, 2018	$[ * ]
March 31, 2019	$[ * ]
June 30, 2019	$[ * ]
September 30, 2019	$[ * ]
December 31, 2019	$[ * ]”

2.1.3.     Exhibit B (Form of Compliance Certificate).  Exhibit B to the Credit Agreement is hereby deleted in its entirety and the Exhibit A attached hereto is substituted in its stead.

3.      [Reserved].

4.     Conditions Precedent to Effectiveness.  This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of (and in form and substance satisfactory to, as applicable) the Administrative Agent (such date, the “Seventh Amendment Effective Date”):

4.1     This Amendment shall have been duly executed and delivered by the respective parties hereto.  The Administrative Agent shall have received a fully executed copy hereof.

4.2     All necessary consents and approvals to this Amendment shall have been obtained by the Loan Parties.

[*]  Confidential treatment requested; certain information omitted and filed separately with the SEC.

4.3     After giving effect to this Amendment and subject to the qualifications set forth in Section 6.1, each of the representations and warranties herein and in the Credit Agreement and the other Loan Documents (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the Seventh Amendment Effective Date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

4.4     The payment by the Borrower to the Administrative Agent, for the ratable benefit of each Lender party to this amendment based on such Lender’s Revolving Percentage, an amendment fee equal to .10% of the Revolving Commitment of each Lender party hereto.

For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has executed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Seventh Amendment Effective Date specifying such Lender’s objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Seventh Amendment Effective Date.

5.     Limitation of Amendment.

5.1     The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document.

5.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.     Representations and Warranties.  To induce the Administrative Agent and the Required Lenders to enter into this Amendment, the Borrowers hereby represent and warrant as follows:

6.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), it being understood and agreed that: (i) the Borrowers are not required to update Schedules to the Loan Documents except to reflect material changes in the information contained therein since the date on which such

Schedules were most recently updated, and (ii) the financial information provided by the Borrowers to the Administrative Agent and the Lenders in connection with this Amendment and reflecting changes in financial results due to the Borrowers’ adoption of ASC 606 constitutes the Borrowers’ good faith estimate thereof, it being recognized by the Administrative Agent and the Lenders that such estimated financial results, once audited, may differ materially from the financial results provided to the Administrative Agent and the Lenders in connection with this Amendment; and (b) no Event of Default has occurred and is continuing;

6.2     Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;

6.3     The execution and delivery by each Borrower of this Amendment and the performance by such Borrower of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized;

6.4     The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting such Borrower, (b) any contractual restriction with a Person binding on such Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Borrower, or (d) the organizational documents of such Borrower;

6.5     The execution and delivery by each Borrower of this Amendment and the performance by such Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Borrower, except as already has been obtained or made; and

6.6     This Amendment has been duly executed and delivered by each Borrower and is the binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.     No Defenses of Borrowers.  Each Borrower hereby acknowledges and agrees that such Borrower has no offsets, defenses, claims, or counterclaims against the Administrative Agent or any Lender with respect to the Obligations, or otherwise, and that if such Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Administrative Agent or any Lender, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and such Borrower hereby RELEASES the Administrative Agent and each Lender from any liability thereunder.

8.     Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.     Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.     Effect on Loan Documents.

10.1     The amendments set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Credit Agreement or of any Loan Documents or to prejudice any right or remedy which the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Credit Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair the Administrative Agent’s right to demand strict performance of all terms and covenants as of any date.  The Borrowers, on behalf of each Loan Party, hereby ratify and reaffirm the Borrowers’ obligations under the Credit Agreement and each Loan Party’s obligations under each other Loan Document to which it is a party and agrees that none of the amendments or modifications to the Credit Agreement set forth in this Amendment shall impair any Loan Party’s obligations under the Loan Documents or the Administrative Agent’s rights under the Loan Documents.  The Borrowers, on behalf of each Loan Party, hereby further ratify and reaffirm the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledge that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations (as amended hereby) from and after the date hereof.  The Borrowers, on behalf of each Loan Party, acknowledge and agree that the Credit Agreement and each other Loan Document is still in full force and effect and acknowledge as of the date hereof that no Loan Party has any defenses to enforcement of the Loan Documents.  The Borrowers, on behalf of each Loan Party, waive any and all defenses to enforcement of the Credit Agreement as amended hereby and each other Loan Document that might otherwise be available as a result of this Amendment.  To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

10.2     To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

10.3     This Amendment is a Loan Document.

11.     Severability.  The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

12.     Choice of Law. Section 10.13 and Section 10.14 of the Credit Agreement are hereby incorporated by reference in their entity mutatis mutandis.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS:

BENEFITFOCUS.COM, INC. By: /s/ Jonathon E. Dussault Name: Jonathon E. Dussault Title: Chief Financial Officer	BENEFITFOCUS, INC. By: /s/ Jonathon E. Dussault Name: Jonathon E. Dussault Title: Chief Financial Officer
BENEFITSTORE, INC. By: /s/ Jonathon E. Dussault Name: Jonathon E. Dussault Title: Chief Financial Officer

Signature Page to Seventh Amendment

SILICON VALLEY BANK, as Administrative Agent and as a Lender

By:       /s/ Dipika Solanki
Name:       Dipika Solanki
Title:         Vice President

Signature Page to Seventh Amendment

COMERICA BANK, as a Lender

By      /s/ John Benetti
Name:     John Benetti
Title:        SVP

Signature Page to Seventh Amendment

PACIFIC WESTERN BANK, as a Lender

By     /s/ Stephen J. Pievers
Name:   Stephen J. Pievers
Title:         SVP

Signature Page to Seventh Amendment

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By              /s/ Chris Lam
Name:         Chris Lam
Title:  Authorized Signatory

Signature Page to Seventh Amendment

EXHIBIT A

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

BENEFITFOCUS, INC.
BENEFITFOCUS.COM, INC.
BENEFITSTORE, INC.

Date:  ___________ ____, 20____

1.          This Compliance Certificate is delivered pursuant to Section 6.2(b) of that certain Credit Agreement, dated as of February 20, 2015, by and among BENEFITFOCUS, INC., a Delaware corporation (“Parent”), BENEFITFOCUS.COM, INC., a South Carolina corporation (“Benefitfocus.com”), and BENEFITSTORE, INC., a South Carolina corporation (“BenefitStore”, and together with Parent and Benefitfocus.com, each individually, a “Borrower”, and collectively, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, Silicon Valley Bank (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) and COMERICA BANK, as documentation agent (in such capacity, the “Documentation Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2.     The undersigned, a duly authorized and acting Responsible Officer of Parent, hereby certifies, in his/her capacity as an officer of Parent, and not in any personal capacity, as follows:

3.     I have reviewed and am familiar with the contents of this Compliance Certificate.

4.     I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Parent and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).  Except as set forth on Attachment 2, such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

5.     Attached hereto as Attachment 3 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement.

6.     [To the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party.]

7.     [To the extent not previously disclosed to the Administrative Agent, a list of any material patents, registered trademarks or registered copyrights issued to or acquired by any Loan Party since [the Closing Date][the date of the most recent report delivered].]

[Remainder of page intentionally left blank; signature page follows]

Exhibit B

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

PARENT, for itself and on behalf of each other Borrower:

BENEFITFOCUS, INC.

By:

Name:

Title:

Exhibit B

Attachment 1
to Compliance Certificate

[Attach Financial Statements]

Attachment 1 to Compliance Certificate

Attachment 2
to Compliance Certificate

Except as set forth below, no Default or Event of Default has occurred.  [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrowers to be taken on account thereof.]

Attachment 2 to Compliance Certificate

Attachment 3
to Compliance Certificate

Preliminary Note to Compliance Certificate Calculations

The information described herein is as of [____________], [____] (the “Statement Date”), and pertains to the subject period described below.

(a)       Minimum Liquidity.

Required: Not permit Liquidity at any time, as tested on the last day of each month, to be less than $40,000,000; provided that at least $25,000,000 must consist of unrestricted cash and Cash Equivalents (including short term marketable securities) satisfying the requirements of clause (i) of the definition of Liquidity.

Actual:

A.	The Available Revolving Commitment as of the Statement Date	$
B.

The aggregate amount of unrestricted cash and Cash Equivalents (including short term marketable securities) held by the Borrowers and the Guarantors in Deposit Accounts or Securities Accounts maintained with SVB or SVB’s Affiliates or another Lender or an Affiliate thereof, or with National Bank of South Carolina (“NBSC”, provided that the aggregate amounts held in deposit accounts with NBSC shall not exceed $6,500,000 at any time), and in each case subject to a first priority lien in favor of the Administrative Agent, including, without limitation, pursuant to a Deposit Account Control Agreement with respect to each such Deposit Account or Securities Account Control Agreement with respect to each such Securities Account; provided that, in connection with any calculation of Liquidity required hereunder, at least $25,000,000 must consist of unrestricted cash and Cash Equivalents (including short term marketable securities) satisfying the requirements of clause (i) of the definition of Liquidity.

$
C.	MINIMUM LIQUIDITY (the sum of line A plus line B)	$

Does line C consist of not less than $25,000,000 of unrestricted cash and Cash Equivalents (including short term marketable securities) satisfying the requirements of clause (i) of the definition of Liquidity?

           No, not in Compliance                                    Yes, in Compliance

Is line C equal to or greater than $40,000,000?

           No, not in Compliance                                    Yes, in Compliance

Attachment 3 to Compliance Certificate

(b)       Minimum Consolidated EBITDA.

Required: Permit Consolidated EBITDA for any quarter specified below, as calculated on a trailing twelve (12) months basis, to be less than the correlative amount specified below:

Quarter Ending	Minimum Consolidated EBITDA for Applicable Trailing Twelve Month Period
March 31, 2018	$[ * ]
June 30, 2018	$[ * ]
September 30, 2018	$[ * ]
December 31, 2018	$[ * ]
March 31, 2019	$[ * ]
June 30, 2019	$[ * ]
September 30, 2019	$[ * ]
December 31, 2019	$[ * ]

Actual: All amounts measured on a trailing twelve month basis:

A.	Consolidated Net Income	$
B.	Consolidated Interest Expense	$
C.	Provisions for taxes based on income	$
D.	Total depreciation and amortization expense	$
E.	Non-cash compensation expense	$
F.	The fees, costs and expenses incurred in connection with the Credit Agreement and the other Loan Documents and the transactions thereunder	$
G.

Reasonable one-time fees, costs and expenses incurred in connection with a Permitted Acquisition or a successful offering or issuance of Capital Stock, in each case to the extent approved in writing by the Administrative Agent as an ‘add-back’ to Consolidated EBITDA

$
H.

Other non‑cash items reducing Consolidated Net Income (excluding any such non‑cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add back’ to Consolidated EBITDA

$

Attachment 3 to Compliance Certificate

[ * ]   Confidential treatment requested; certain information omitted and filed separately with the SEC.

I.

any extraordinary or non-recurring losses, expenses or charges in connection with the transition to ASC 606 or otherwise not to exceed $2,000,000 in the aggregate for such trailing twelve month period (or such higher amounts as may be approved by the Required Lenders as an ‘add-back’ to Consolidated EBITDA)

$
J.	The Sum of lines A through I	$
K.

Other non‑cash items increasing Consolidated Net Income for such period (excluding any such non‑cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period)

$
L.	Interest Income	$
M.	The Sum of lines K and L	$
N.	CONSOLIDATED EBITDA (line J minus line M)	$

Is Line N equal to or greater than $[                    ]?

             No, not in Compliance                                Yes, in Compliance

Attachment 3 to Compliance Certificate